EXHIBIT 23.2


                            CONSENT OF VAN DORM & BOSSI



                            CONSENT OF VAN DORM & BOSSI
                     INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



  We consent to the inclusion in the registration statement on Form SB-2 of Mentor Capital Consultants, Inc. (File No. 333-58844) of our report, dated January 10, 2001, on the balance sheet of Mentor Capital Consultants, Inc. (a development stage enterprise) as of December 31, 2000, and the related statements of operation, stockholders' equity, and cash flows for the period from March 13, 2000 (inception) to December 31, 2000. We also consent to the references to us under the captions "Prospectus Summary - Summary Financial Data," "Selected Financial Data" and "Experts" in the prospectus.


                                               /s/ VAN DORN & BOSSI
                                              ______________________
                                                  VAN DORN & BOSSI


Boulder, Colorado
June 28, 2001